Exhibit 99.1

DeVry Inc. Announces Fiscal 2009 Second-Quarter Results

Strong enrollment growth drives increase in revenues and earnings

OAKBROOK TERRACE, Ill.--(BUSINESS WIRE)--January 27, 2009--DeVry Inc. (NYSE:DV), a global provider of educational services, today reported financial results for its fiscal 2009 second-quarter and six-month period ended December 31, 2008. Financial highlights are as follows:

Three Months Ended December 31

  Revenues increased 35.0 percent to $369.6 million, compared with $273.7 million a year ago.
  Operating income increased 33.3 percent to $62.5 million, compared with $46.9 million for the same period last year.
  Net income increased 19.7 percent to $42.9 million from $35.8 million in the same period last year, while fully diluted earnings per share in the quarter increased 20.4 percent to $0.59, compared with $0.49 per diluted share last year.

Six Months Ended December 31

  Revenues increased 28.5 percent to $673.3 million, compared with $524.1 million a year ago.
  Operating income increased 35.3 percent to $109.4 million, compared with $80.8 million for the same period last year.
  Net income increased 24.0 percent to $77.7 million from $62.6 million in the same period last year, while fully diluted earnings per share in the quarter increased 23.0 percent to $1.07, compared with $0.87 per diluted share last year.

Note that results for the second quarter and first six months of fiscal 2009 include U.S. Education, which was acquired September 18, 2008. Note also that first half net income in fiscal 2008 included a $2.3 million loss, net of tax, or $0.03 per share, from sale/leaseback transactions. Net income and earnings per share for the first half of fiscal 2009 would have increased approximately 19.7 percent and 18.9 percent versus prior year, respectively, if discrete items from the same period in 2008 were excluded from the comparison.

“In these turbulent times, we are especially pleased to report these results, which were driven by enrollment gains in the fall and our continued focus on academic outcomes,” said Daniel Hamburger, DeVry’s president and chief executive officer. “There is one key measure of our success that cannot be found on our income statement or balance sheet – it is the employment rate of our graduates. A remarkable 92 percent of recent graduates from DeVry University were employed in their field of study within six months of graduation despite the weakening job market.”

Business Highlights

DeVry University

As previously announced in December 2008, DeVry University new undergraduate enrollment increased 19.7 percent and total undergraduate enrollment rose 16.9 percent. At Keller Graduate school of Management (KGSM), the number of coursetakers in November 2008 increased 13.7 percent.

DeVry recently announced two transactions as part of its ongoing real estate optimization program. DeVry University signed a lease on a new “green” campus in Long Beach, Calif., furthering its presence in the Southern California market. Separately, it also entered into an agreement to buy out of a portion of its lease at DeVry University’s Long Island City, New York, campus.

DeVry University and its Keller Graduate School of Management recently announced that two of its degree programs earned accreditation by the Project Management Institute’s Global Accreditation Center. Keller’s Master of Project Management degree and DeVry University’s Project Management concentration within the undergraduate Business Administration degree program were awarded accreditation. DeVry University and Keller represent one of only 13 universities in the U.S. and 21 schools internationally to be granted this elite designation by the Project Management Institute, the world’s leading association for project management professionals.

System-wide, 92.1 percent of DeVry University’s October 2007, February 2008 and June 2008 graduates in the active job market were employed in their fields of study with six months of graduation at an average starting salary of $45,376.

Ross University

Ross University opened its clinical training center in Freeport, Grand Bahama, and began courses in January. In addition, Ross welcomed two new board members – Dr. Connie R. Curran, the president of a consulting group specializing in healthcare services and human resources and current DeVry Inc. board member; and Dr. Alvin Richard Tarlov, a healthcare public policy expert.

Chamberlain College of Nursing

Chamberlain continues its plans for strategic geographic expansion in order to meet demand for nursing professionals. Applications have been submitted for a location in Jacksonville, Fla. Chamberlain is targeting an opening of that location in the fall pending approvals. Similarly, it is planning to expand its programs by offering an online Master of Science in Nursing (MSN) degree later this spring pending regulatory approvals.

Apollo College/Western Career College (U.S. Education)

The integration of Apollo College and Western Career College is proceeding on track. A breakout of the impact of the addition of these schools on Medical and Healthcare revenue and operating profit on a proforma basis is shown in the attached segment information. During the quarter, Apollo College introduced a new dental hygiene program at its Portland, Ore. campus.

Becker Professional Review

Becker’s operations were affected by the continued deterioration in the financial services sector during the quarter. It expects these market conditions will persist at least through calendar 2009. Becker remains focused on long-term growth and is exploring additional markets and industries to further leverage its leadership in education for accounting and finance professionals.

New Student Information System (Project DELTA)

DeVry selected SunGard Higher Education to provide its new student information system for DeVry University and Chamberlain College of Nursing. SunGard Higher Education's Banner Unified Digital Campus system will be implemented to help increase levels of efficiency and strengthen student service. Total spending related to Project DELTA is expected to be $50 to $60 million over the next three years, the majority of which will be capitalized.

Balance Sheet/Cash Flow

DeVry generated $138.8 million of operating cash flow during the first six months of fiscal 2009, driven primarily by the continuation of strong operating results. As of December 31, 2008, cash, marketable securities and investment balances totaled $262.9 million and outstanding borrowings were $155.1 million.

Semi-Annual Common Stock Cash Dividend

In November, DeVry’s Board of Directors approved a 33 percent increase in the company’s dividend to $0.16 annually. A semi-annual dividend payment of $0.08 was made on January 9, 2009 to shareholders of record as of December 12, 2008.

Share Repurchase Plan

During the second quarter of fiscal 2009, DeVry repurchased approximately 98,100 shares of its common stock at a cost of approximately $5.4 million, or $54.62 per share. These repurchases were made under DeVry’s $50 million repurchase program.

Conclusion

“We are mindful of the challenging economic environment we face and continue to invest in our growth opportunities while maintaining an appropriately conservative capital structure,” added Hamburger. “We believe this prudent approach to the execution of our strategic plan creates a balance that allows us to make investments in academic quality, student services and further diversification.”

Conference Call and Webcast Information

DeVry will host a conference call on January 27, 2009, at 3:30 p.m. Central Time (4:30 p.m. Eastern Time) to discuss the fiscal 2009 second quarter results. The conference call will be led by Daniel Hamburger, president and chief executive officer and Rick Gunst, chief financial officer.

For those wishing to participate by telephone, dial 800-597-1926 (domestic) or 617-597-5525 (International). DeVry will also broadcast the conference call live via the Internet at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=93880&eventID=2064139. Interested parties may access the Webcast through the link noted above. Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

DeVry will archive a telephone replay of the call until February 13, 2009. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 45698231. To access the Webcast replay, please visit DeVry’s Web site, or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=93880&eventID=2064139.

About DeVry Inc.

DeVry Inc. (NYSE: DV) is the parent organization of DeVry University, Advanced Academics, Ross University, Chamberlain College of Nursing, Apollo College, Western Career College and Becker Professional Review. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor's and master's degree programs in technology, healthcare technology, business and management. Advanced Academics provides online secondary education to school districts throughout the U.S. Ross University offers doctoral degree programs through its schools of Medicine and Veterinary Medicine. Chamberlain College of Nursing offers associate and bachelor's degree programs in nursing. Apollo College and Western Career College prepare students for careers in healthcare through certificate and associate degree programs. Becker Professional Review, which includes Becker CPA Review and Stalla Review for the CFA Exams, provides professional education and exam review for accounting and finance professionals. For more information, visit http://www.devryinc.com.

Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in the Company's most recent Annual Report on Form 10-K for the year ending June 30, 2008 and filed with the Securities and Exchange Commission on August 27, 2008.

Selected Operating Data (in thousands, except per share data)

	Second Quarter
	FY 2009	FY 2008	Change
Revenues	$369,615	$273,737	+35.0%
Net Income	$42,865	$35,813	+19.7%
Earnings per Share (diluted)	$0.59	$0.49	+20.4%
Number of common shares (diluted)	72,662	72,520	+0.2%
	Six Months
	FY 2009	FY 2008	Change
Revenues	$673,332	$524,055	+28.5%
Net Income	$77,695	$62,648	+24.0%
Earnings per Share (diluted)	$1.07	$0.87	+23.0%
Number of common shares (diluted)	72,606	72,274	+0.5%

Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule

The following table illustrates the effects of the loss on the sale of facilities on DeVry’s earnings. The non-GAAP disclosure of net income and earnings per share, excluding these items, is not preferable to GAAP net income but is shown as a supplement to such disclosure for comparability to the year-ago period. The following table reconciles these items to the relevant GAAP information (in thousands, except per share data):

	Six Months
	FY2009	FY2008
Net Income	$77,695	$62,648
Earnings per Share (diluted)	$1.07	$0.87
Loss on Sale of Assets (net of tax)	--	$ 2,279
Effect on Earnings per Share (diluted)	--	$0.03
Net Income Excluding the Loss on Sale of Assets (net of tax)	$77,695	$64,927
Adjusted Earnings per Share (diluted)	$1.07	$0.90

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	December 31,	June 30,	December 31,
	2008	2008	2007

ASSETS

Current Assets

Cash and Cash Equivalents	$ 203,326	$ 217,199	$ 98,912
Marketable Securities	1,861	2,308	142,144
Restricted Cash	31,948	4,113	9,823
Accounts Receivable, Net	137,602	55,214	76,842
Deferred Income Taxes, Net	16,312	14,975	17,938
Prepaid Expenses and Other	33,903	31,779	22,598

Total Current Assets	424,952	325,588	368,257

Land, Buildings and Equipment

Land	50,797	50,726	51,431
Buildings	235,640	216,048	206,003
Equipment	295,636	282,273	271,594
Construction In Progress	8,209	4,874	6,375

	590,282	553,921	535,403

Accumulated Depreciation and Amortization	(325,452)	(314,606)	(301,362)

Land, Buildings and Equipment, Net	264,830	239,315	234,041

Other Assets

Intangible Assets, Net	187,612	62,847	65,372
Goodwill	494,488	308,024	308,598
Perkins Program Fund, Net	13,450	13,450	13,450
Investments	57,757	57,171	-
Other Assets	11,798	11,961	6,614

Total Other Assets	765,105	453,453	394,034

TOTAL ASSETS	$ 1,454,887	$ 1,018,356	$ 996,332

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	December 31,	June 30,	December 31,
	2008	2008	2007

LIABILITIES

Current Liabilities

Current Portion of Debt	$ 135,124	$ -	$ -
Accounts Payable	40,905	70,368	37,029
Accrued Salaries, Wages and Benefits	54,200	51,300	43,249
Accrued Expenses	41,470	31,175	31,312
Advance Tuition Payments	44,443	16,972	10,804
Deferred Tuition Revenue	181,616	40,877	124,539

Total Current Liabilities	497,758	210,692	246,933

Non-Current Liabilities

Revolving Loan	20,000	-	-
Deferred Income Taxes, Net	66,497	22,163	16,053
Deferred Rent and Other	30,463	29,512	30,181

Total Non-current Liabilities	116,960	51,675	46,234

TOTAL LIABILITIES	614,718	262,367	293,167

SHAREHOLDERS' EQUITY

Common Stock, $0.01 par value, 200,000,000 Shares Authorized;
71,636,000, 71,377,000 and 71,361,000 Shares issued
and outstanding at December 31, 2008, June 30, 2008
and December 31, 2007, respectively.	726	724	721
Additional Paid-in Capital	181,758	168,405	158,663
Retained Earnings	699,027	627,064	568,463
Accumulated Other Comprehensive Income (Loss)	469	(2,963)	(1,788)
Treasury Stock, at Cost (1,064,367, 989,579 and 688,706
Shares, Respectively)	(41,811)	(37,241)	(22,894)

TOTAL SHAREHOLDERS' EQUITY	840,169	755,989	703,165

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 1,454,887	$ 1,018,356	$ 996,332

DEVRY INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except for Per Share Amounts)
(Unaudited)
PRELIMINARY

	For The Quarter		For The Six Months
	Ended December 31,		Ended December 31,

	2008	2007	2008	2007

REVENUES:

Tuition	$342,044	$250,695	$621,171	$480,916
Other Educational	27,571	23,042	52,161	43,139

Total Revenues	369,615	273,737	673,332	524,055

OPERATING COSTS AND EXPENSES:

Cost of Educational Services	167,107	123,887	306,720	244,915
Loss on Sale of Assets	-	-	-	3,743
Student Services and Administrative Expense	139,968	102,917	257,260	194,562

Total Operating Costs and Expenses	307,075	226,804	563,980	443,220

Operating Income	62,540	46,933	109,352	80,835

INTEREST AND OTHER:
Interest Income	1,710	2,892	3,852	5,299
Interest Expense	(1,176)	(98)	(1,529)	(319)
Net Investment Loss	(1,718)	-	(1,718)	-

Net Interest and Other (Expense) Income	(1,184)	2,794	605	4,980

Income Before Income Taxes	61,356	49,727	109,957	85,815

Income Tax Provision	18,491	13,914	32,262	23,167

NET INCOME	$ 42,865	$ 35,813	$ 77,695	$ 62,648

EARNINGS PER COMMON SHARE
Basic	$ 0.60	$ 0.50	$ 1.09	$ 0.88
Diluted	$ 0.59	$ 0.49	$ 1.07	$ 0.87

Cash Dividend Declared per Common Share	$ 0.08	$ 0.06	$ 0.08	$ 0.06

DEVRY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)

PRELIMINARY
	For The Six Months
	Ended December 31,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$77,695	$62,648
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:

Stock-Based Compensation Charge	4,809	2,880
Depreciation	19,200	17,263
Amortization	3,904	2,471
Provision for Refunds and Uncollectible Accounts	34,056	28,080
Deferred Income Taxes	(503)	(3,632)
(Gain) Loss on Disposals of Land, Buildings and Equipment	(7)	3,730
Unrealized Net Loss on Investments	1,718	-
Changes in Assets and Liabilities, Net of Effects from
Acquisitions of Businesses:
Restricted Cash	(27,712)	4,667
Accounts Receivable	(87,520)	(57,763)
Prepaid Expenses And Other	(592)	(4,497)
Accounts Payable	(31,143)	2,652
Accrued Salaries, Wages, Benefits and Expenses	5,525	(7,403)
Advance Tuition Payments	22,716	(3,640)
Deferred Tuition Revenue	116,627	84,674

NET CASH PROVIDED BY OPERATING ACTIVITIES	138,773	132,130

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(25,208)	(27,957)
Net Proceeds from Sales of Land and Building	-	38,528
Payment for Purchase of Business, Net of Cash Acquired	(286,500)	(27,454)
Marketable Securities Purchased	(37)	(264,122)
Marketable Securities-Maturities and Sales	-	121,836

NET CASH USED IN INVESTING ACTIVITIES	(311,745)	(159,169)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	7,764	11,315
Reissuance of Treasury Stock	1,570	577
Repurchase of Common Stock for Treasury	(5,358)	(10,187)
Cash Dividend Paid	(4,282)	(3,557)
Excess Tax Benefit from Stock-Based Payments	2,095	1,210
Borrowings Under Collateralized Line of Credit	46,187	-
Repayments Under Collateralized Line of Credit	(1,063)	-
Borrowings Under Revolving Credit Facility	210,000	25,000
Repayments Under Revolving Credit Facility	(100,000)	(26,895)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	156,913	(2,537)

Effects of Exchange Rate Differences	2,186	(667)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(13,873)	(30,243)

Cash and Cash Equivalents at Beginning of Period	217,199	129,155

Cash and Cash Equivalents at End of Period	$203,326	$98,912

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid During the Period for:
Interest	$1,057	$231
Income Taxes, Net	18,119	32,679

Non-cash Financing Activity
Declaration of Cash Dividends to be Paid	5,732	4,283

DEVRY INC.
SEGMENT INFORMATION
(Dollars in Thousands)

PRELIMINARY

	For The Quarter			For The Six Months
	Ended December 31,			Ended December 31,
			Increase			Increase
	2008	2007	(Decrease)	2008	2007	(Decrease)

REVENUES:
DeVry University	$ 253,667	$ 213,394	18.9%	$ 484,347	$ 408,159	18.7%
Medical & Healthcare	97,979	42,586	130.1%	151,257	79,826	89.5%
Professional and Training	17,969	17,757	1.2%	37,728	36,070	4.6%

Total Consolidated Revenues	369,615	273,737	35.0%	673,332	524,055	28.5%

OPERATING INCOME:
DeVry University	34,835	28,220	23.4%	60,123	43,781	37.3%
Medical & Healthcare	26,666	15,262	74.7%	42,017	26,863	56.4%
Professional and Training	4,526	5,374	-15.8%	12,249	13,732	-10.8%
Reconciling Items:
Amortization Expense	(2,919)	(1,355)	115.4%	(3,835)	(2,401)	59.7%
Depreciation and Other	(568)	(568)	0.0%	(1,202)	(1,140)	5.4%

Total Consolidated Operating Income	62,540	46,933	33.3%	109,352	80,835	35.3%

INTEREST:
Interest Income	1,710	2,892	-40.9%	3,852	5,299	-27.3%
Interest Expense	(1,176)	(98)	1100.0%	(1,529)	(319)	379.3%
Net Investment Loss	(1,718)	-	NM	(1,718)	-	NM

Net Interest and Other (Expense) Income	(1,184)	2,794	($3,978)	605	4,980	($4,375)

Total Consolidated Income before Income Taxes	$ 61,356	$ 49,727	23.4%	$ 109,957	$ 85,815	28.1%

The following table displays the discrete income statement items related to the gains and losses on the sales of operating facilities as a separate component of operating income and income before income taxes. This non-GAAP disclosure of operating results

	For The Six Months
	Ended December 31,
			Increase
	2008	2007	(Decrease)

DeVry University Operating Income	$ 60,123	$ 43,781	37.3%
Loss on Sale of Assets	-	3,743	NM
DeVry University Operating Income
Excluding Gain/Loss on Sale of Assets	$ 60,123	$ 47,524	26.5%

The following table displays the pro forma results of operations for the Medical and Healthcare segment as if U.S. Education was a part of the Company's business for the entire three and six month periods ended December 31, 2008 and 2007. This non-GAAP disclosure of operating results is not preferable to GAAP disclosure but is shown as a supplement to such disclosure to aid comparability between the quarters.

	For The Quarter			For The Six Months
	Ended December 31,			Ended December 31,
			Increase			Increase
	2008	2007	(Decrease)	2008	2007	(Decrease)

Medical and Healthcare Revenue as Reported	$97,979	$42,586	130.1%	$151,257	$79,826	89.5%
U.S. Education Revenue (1)	-	34,604	NM	35,907	68,493	NM
Pro forma Medical & Healthcare Revenue	$97,979	$77,190	26.9%	$187,164	$148,319	26.2%

Medical and Healthcare Operating Income as Reported	$26,666	$15,262	74.7%	$42,017	$26,863	56.4%
U.S. Education Operating Income as Adjusted (1) (2)	-	4,181	NM	5,350	7,967	NM
Pro forma Medical & Healthcare Operating Income	$26,666	$19,443	37.1%	$47,367	$34,830	36.0%

(1) For the portion of the period not owned by DeVry. U.S. Education, which was acquired on September 18, 2008, contributed $42.5 million and $48.0 million of revenue growth in the second quarter and first six months of fiscal year 2009, respectively.
(2) Adjusted for non-recurring acquisition related charges in the six months ended December 31, 2008, along with an allocation of corporate charges in the six months ended December 31, 2008 and 2007.

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates
jbates@devry.com
(630) 574-1949
or
Media Contact:
Larry Larsen
llarsen@sardverb.com
(312) 895-4717